UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2003

YOUTHSTREAM MEDIA NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27556	13-4082185
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

244 Madison Avenue, PMB #358 New York, New York 10016
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 622-7300

Not applicable
(Former name or former address, if changed since last report.)

ITEM 5.                                                     OTHER EVENTS

On September 8, 2003, YouthStream Media Networks, Inc., a Delaware corporation (the “Company”) issued a press release announcing a new investment.  A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1, and is incorporated in its entirety herein by reference.

ITEM 7.                                                    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

c.                                       Exhibits:

A list of exhibits required to be filed as part of this report is set forth in the Index to Exhibits, which immediately precedes such exhibits, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUTHSTREAM MEDIA NETWORKS, INC.
(Registrant)

Date: September 11, 2003	By:	/s/ ROBERT N. WEINGARTEN
Robert N. Weingarten
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Inter-Creditor Agreement between the Ravich Revocable Trust of 1989 and Jonathan V. Diamond, dated August 13, 2003.

10.2	Promissory Note for $100,000 from Beyond the Wall, Inc., to Jonathan V. Diamond, dated August 13, 2003.

10.3	Promissory Note for $100,000 from Beyond the Wall, Inc. to the Ravich Revocable Trust of 1989, dated August 13, 2003.

10.4	Mortgage from Beyond the Wall, Inc. to Jonathan V. Diamond, dated August 13, 2003.

10.5	Mortgage from Beyond the Wall, Inc. to the Ravich Revocable Trust of 1989, dated August 13, 2003.

10.6	Warrant Certificate to acquire 400,000 shares of common stock, dated August 13, 2003, issued by the Company to Jonathan V. Diamond.

10.7	Warrant Certificate to acquire 400,000 shares of common stock, dated August 13, 2003, issued by the Company to the Ravich Revocable Trust of 1989.

10.8	Warrant Holder Rights Agreement with respect to 400,000 shares of common stock, between the Company and Jonathan V. Diamond, dated August 13, 2003.

10.9	Warrant Holder Rights Agreement with respect to 400,000 shares of common stock, between the Company and the Ravich Revocable Trust of 1989, dated August 13, 2003.

10.10	Promissory Note for $25,000 from the Company to Jonathan V. Diamond, dated August 28, 2003.

10.11	Promissory Note for $25,000 from the Company to the Ravich Revocable Trust of 1989, dated August 28, 2003.

10.12	Warrant Certificate to acquire 100,000 shares of common stock, dated August 28, 2003, issued by the Company to Jonathan V. Diamond.

10.13	Warrant Certificate to acquire 100,000 shares of common stock, dated August 28, 2003, issued by the Company to the Ravich Revocable Trust of 1989.

10.14	Warrant Holder Rights Agreement with respect to 100,000 shares of common stock, between the Company and Jonathan V. Diamond, dated August 28, 2003.

10.15	Warrant Holder Rights Agreement with respect to 100,000 shares of common stock, between the Company and the Ravich Revocable Trust of 1989, dated August 28, 2003.

99.1	Press release dated September 8, 2003.

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